Exhibit 10.5

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made effective as of August 20, 2015 (the “Effective Date”) by and between RAMACO, LLC, a Delaware limited liability company, (“Indemnitee”), and RAMACO DEVELOPMENT, LLC, a Delaware limited liability company (“Indemnitor”). Throughout this Agreement, Indemnitee and Indemnitor are sometimes individually referred to as a “Party” and sometimes collectively referred to as the “Parties”.

RECITALS

WHEREAS, Indemnitee is the current indemnitor or guarantor of obligations arising under or in connection with those certain permits, consents, agreement and other governmental authorizations set forth on Exhibit A attached hereto (the “Permits”);

WHEREAS, the Permits are currently held by the persons identified on Exhibit B attached hereto (the “Permit Holders”);

WHEREAS, prior to the time of this Agreement, the Permit Holders were the wholly-owned subsidiaries of the Indemnitee; and

WHEREAS, through a series of transactions, Indemnitee divested itself of all ownership of the Permit Holders, subject to Indemnitor assuming all of Indemnitee’s obligations arising under or in connection with the Permits.

NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Indemnification. Subject to the terms and conditions contained in this Agreement, Indemnitee shall remain liable as guarantor or indemnitor for any and all violations under the Permits prior to the Effective Date. From and after the Effective Date, as between Indemnitor and Indemnitee, Indemnitor shall assume and become liable for any and all liabilities arising out of or in connection with the Permits, except for violations of the Permits (i) issued to Indemnitee or Permit Holders prior to the date of this Agreement, or (ii) arising solely out of the use or ownership of the Permits prior to the date of this Agreement.

2. Existing Financial Assurances. After the date of this Agreement, Indemnitor shall, at its expense, use its commercially reasonable efforts to cause the replacement of each such financial assurance and shall deliver to Indemnitee such documents as are reasonably requested by Indemnitee in order to permit Indemnitee to effect the full release and discharge of such financial assurances. Alternatively, Indemnitee and Indemnitor agree to cooperate to either assign the indemnification and guaranty obligation of Indemnitee in favor of existing sureties and governmental agencies in exchange for equivalent compensation to Indemnitee by Indemnitor, or otherwise make arrangements that provides Indemnitee with a complete return of collateral posted by Indemnitee with respect to the Permits and any other bonds posted to support the business of Permit Holders.

3. Non-Compliance. If any notice of violation, non-compliance or similar occurrence is issued with respect to the Permits, Indemnitor shall have the duty to (i) give Indemnitee notice of such violation, non-compliance or similar occurrence within three (3) business days, (ii) defend such violation, non-compliance or similar occurrence and, if applicable, to pay all fines associated therewith, to correct such violation, non-compliance or similar occurrence, and (iii) to perform all abative measures required by any governmental authority. If Indemnitee receives notice of any violation, non-compliance or similar occurrence with respect to the Permits, Indemnitee shall give notice of the violation, non-compliance or similar occurrence to Indemnitor within twenty-four (24) hours of receipt of such notice, or immediately in the case of any demand by a governmental agency for cessation or immediate abatement action. If Indemnitor fails to defend a violation, noncompliance or similar occurrence with respect to the Permit Holders’ operations under the Permits or does not promptly and in good faith take all action reasonably necessary to correct or abate such violation, non-compliance or similar occurrence, Indemnitee shall have the right (but not the obligation) to defend, correct and/or abate such violation, noncompliance or similar occurrence, and if Indemnitee chooses to defend, correct and/or abate the same, Indemnitor shall reimburse Indemnitee for all reasonable costs and expenses incurred in connection therewith, including reasonable attorneys’ fees.

4. Amendment, Waivers, Etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time.

5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties, the Permit Holders, and their respective affiliates, successors and assigns. Otherwise, this Agreement does not create any rights in any person or entity not a party hereto.

6. Governing Law. This Agreement shall be governed by and construed according to the laws of the state in which the applicable permitted operations are located, without regard to or application of its conflict of laws rules.

7. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile signature page) and all such counterparts taken together shall constitute one and the same Agreement.

8. Severability. If any provision of this Agreement or its application is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications hereof, will not in any way be affected or impaired. If any court shall determine that any provision of this Agreement is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

9. Entire Agreement. All prior negotiations and agreements by and among the Parties with respect to the subject matter hereof are superseded by this Agreement and there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth in this Agreement.

10. Headings. Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any provision in it.

11. Rule of Construction. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement, and the Parties agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments hereto.

12. Further Acts. Each of the Parties shall do, execute, acknowledge and deliver and cause to be done, executed, acknowledged and delivered all such further acts, instruments, transfers and assurances as shall be required in order to carry out this Agreement and consummate the transactions contemplated hereby.

IN WITNESS WHEREOF, the Parties have executed this Permits Transfer Assignment Agreement as of the Effective Date.

RAMACO, LLC,
a Delaware limited liability company

By:	/s/ Randall W. Atkins
Name:	Randall W. Atkins
Its:	Authorized Agent

RAMACO DEVELOPMENT, LLC,
a Delaware limited liability company

By:	/s/ Michael D. Bauersachs
Name:	Michael D. Bauersachs
Its:	Authorized Agent

STATE OF West Virginia

COUNTY OF Kanawha, TO-WIT:

I, Joseph G. Bunn, hereby certify that Randall W. Atkins, the Authorized Agent of Ramaco, LLC, a Delaware limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the instrument as the duly-authorized representative of said limited liability company for the uses and purposes therein set forth.

Dated: Aug. 20, 2015

/s/ Joseph G. Bunn

Notary Public

[STAMP]

STATE OF West Virginia

COUNTY OF Kanawha, TO-WIT:

I, Joseph G. Bunn, hereby certify that Michael D. Bauersachs, the Authorized Agent of Ramaco, LLC, a Delaware limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the instrument as the duly-authorized representative of said limited liability company for the uses and purposes therein set forth.

Dated: Aug. 20, 2015

/s/ Joseph G. Bunn

Notary Public

[STAMP]

EXHIBIT A

(PERMITS)

Permit Number	Company	Mine	WV Required Bond Amount	Bond Number	Bonding Company	Comments/Status
H1054600	Ramaco Resources, LLC	Haul Road - Plant Area to Cub Creek	$90,000.00	SU31004	Aspen - USI	Active - 80.9 Acres Permitted - Issued 1/4/2013 - WV NPDES No. WV0064840 - IBR-5 Approved 4/3/15 - IBR-6 Cut Thru to Cub Creek Submitted and Under Review, Bond Not Yet Requested By WVDEP

P059000	Ramaco Resources LLC	Prep Plant	$2,441,350.00	SU31005	Aspen - USI	Active - 142.97 Acres permitted - Issued 1/4/2013 - WV NPDES No. - WV0064840 Additional $60.00 Cash Bond No 94090 Filed with The WV State Treasure’s Office Account No. 9818-8899

S500713	Ramaco Resources, LLC	Surface Mine - Stonecoal Br. & Lt Side Elk Cr.	$54,880.00	SU17048	Aspen - USI	Active - No Disturbance - 297.58 Total Acres Permitted - Only 14 Acres of Increment No. I Bonded - WV NPDES No. WV1028090

U500115	Ramaco Resources, LLC	No. 2 Gas - Deep Mine Stonecoal Br.				Application Submitted on January 23, 2015

U500413	Ramaco Resources, LLC	Eagle Deep - Main Elk Creek	$30,240.00	SU17033	Aspen - USI	Active - 11.72 Acres Permitted - Issued 2/14/14 - WV NPDES No. WV1004751

U502596	Ramaco Resources, LLC	Alma Deep - Stonecoal Br.	$46,800.00	SU 31006	Aspen - USI	Active - 21.56 Acres Permitted - Issued 2/11/2012 - Face Up and Underground Refurbishment Complete - WV NPDES No. WV1004671

U505687	Ramaco Resources, LLC	Pine Creek IV	$19,800.00	SU31007	Aspen - USI	Inactive - Partially Over Permitted by U500413 - Eligible for Phase I Bond Release - Will Need to Overbond Punchouts as NPDES Outlets are being Used by U500413

U506186	Ramaco Resources, LLC	S & M No. 7 - Refuse Impoundment Hollow	$18,400.00	SU31008	Aspen - USI	Inactive - Permit Appears to be Expired Original Permit Issued 10/1/1986 - Covered 10.0 Acres - Grade Release granted under P059000 12/17/2012 - WV NPDES No. WV0064840

U507487	Ramaco Resources, LLC	Brandy 2 - Stonecoal Br.	$152,724.00	SU31003	Aspen - USI	Inactive - Eligible for Phase 1 Bond Release - Maybe Partially Over Permitted by U502596

EXHIBIT B

(PERMIT HOLDERS)

Ramaco Resources, LLC